UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549 - 1004

                                    FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

DATE OF REPORT (Date of earliest event reported)   September 27, 1999
                                                   -----------------
                        COMMISSION FILE NUMBER  0-2413
                                                ------
                          MacDermid, Incorporated
                          -----------------------
             (Exact name of registrant as specified in its charter)

          Connecticut                             06-0435750
          -----------                             ----------
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)

245 Freight Street, Waterbury, Connecticut            06702
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(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code  (203) 575-5700
                                                    --------------
                               None
               ---------------------------------
Former name, former address and former fiscal year, if changed since last report.








Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                                    Yes   X     No
                                                        -------    ------.

ITEM 5:  Other Events



     MacDermid, Incorporated ("MacDermid") previously announced on February 18, 1999 that it entered into a definitive merger agreement to acquire PTI, Inc. ("PTI"). Refer to the Press Release dated October 29, 1999 attached as
Exhibit 99 to this filing.

     Pursuant to a third amendment to the merger agreement, dated October
29, 1999, MacDermid, PTI and Citicorp Venture Capital Ltd., the parties to the merger agreement, have agreed to reduce the share consideration to be paid by MacDermid and extend the time for MacDermid and PTI to accomplish
MacDermid's acquisition of PTI from October 29, 1999 until December 15, 1999. As a result, PTI shareholders will vote for approval of the third amendment to the merger agreement. Refer to the Amended Merger Agreement attached as
Exhibit 2 to this filing. If the acquisition is not completed on or before December 15, 1999, either MacDermid or PTI may terminate the merger agreement unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform its obligations under that agreement. The third amendment to the merger agreement is Exhibit 2 to this filing.

     MacDermid and PTI are continuing to seek Federal Trade Commission approval, which is necessary in order for them to complete the merger.
As previously disclosed in the Joint Proxy Statement-Prospectus, dated August 30, 1999, MacDermid and PTI expect that as a condition of such approval the Federal Trade Commission will require MacDermid and PTI to divest all or part of PTI's U.S. liquid flexographic photopolymer products business and to take certain steps that will be designed to make it more likely that other companies will compete in the sale of solid sheet flexographic photopolymer products. There can be no assurance of when or if Federal Trade Commission approval will be obtained.

SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 MacDermid, Incorporated
  (Registrant)





Date:  November 2, 1999                           / s / John L. Cordani

                                                        John L. Cordani
                                                        Corporate Secretary